Filed Pursuant to Rule 424(b)(3)
Registration No. 333-224173

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common stock, without par value	4,113,188	$19.70	$81,029,803.60	$10,088.21

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), also includes an indeterminable number of shares that may become issuable by reason of stock splits, stock dividends and similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based on the average of the high and low sales prices of the common stock of Diplomat Pharmacy, Inc., as reported on the NYSE on April 3, 2018.

(3)	Calculated in accordance with Rule 456(b) and 457(r) of the Securities Act.

Prospectus Supplement
(To Prospectus dated April 6, 2018)

4,113,188 Shares

Diplomat Pharmacy, Inc.

Common Stock

This prospectus supplement relates to the potential offer and sale, from time to time, by the selling shareholders identified in this prospectus supplement of up to 4,113,188 shares of our common stock, no par value. The shares of our common stock that may be resold by the selling shareholders pursuant to this prospectus supplement were issued and sold as partial consideration for our acquisition of LDI Holding Company, LLC (“LDI”) on December 20, 2017 and we are required to register the resale of such shares of common stock pursuant to the terms of such acquisition.  See “Selling Shareholders” beginning on page S-8 for information regarding the selling shareholders and related matters.

The selling shareholders may sell the shares of common stock covered by this prospectus supplement in public or private transactions and at prices related to the prevailing market prices, fixed prices or at negotiated prices.  We provide more information about how the selling shareholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page S-10 of this prospectus supplement. The selling shareholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares due to brokers or dealers. Brokers or dealers participating in any sale of common stock offered by the selling shareholders may act either as principals or agents, may use block trades to position and resell the shares and may be deemed “underwriters” under the Securities Act of 1933, as amended.

We will bear all costs, expenses and fees in connection with the registration of the shares of common stock covered by this prospectus supplement.  We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and any risk factors set forth in the accompanying prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “DPLO.” On April 5, 2018, the closing price of our common stock as reported on the New York Stock Exchange was $20.14.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 6, 2018.

We have not authorized any underwriter, broker, dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or any free-writing prospectus that we may authorize to be delivered to you.  We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you.  This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  The information contained in this prospectus supplement and accompanying prospectus, in any document incorporated by reference herein or therein, and in any free-writing prospectus that we may authorize to be delivered to you, is accurate only as of the dates on their respective covers.  Our business, financial condition, results of operations and prospects may have changed since those dates. When we deliver this prospectus supplement and accompanying prospectus, or a sale is made pursuant to this prospectus supplement and accompanying prospectus, we are not implying that the information is current as of the date of the delivery or sale.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement, the accompanying prospectus and any related free writing prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).  This prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, the shares of common stock and related risks, and other information you should know before investing.

This prospectus supplement may add to, update or change the information contained in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede the information in the accompanying prospectus.

Wherever references are made in this prospectus supplement to information that will be included in another prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus supplement by means of a post-effective amendment to the registration statement of which this prospectus supplement is a part, or by any other method as may then be permitted under applicable law, rules or regulations.

You should carefully read both this prospectus supplement and the accompanying prospectus together with any related free writing prospectus, and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in both this prospectus supplement and the accompanying prospectus, before considering an investment in the securities offered by this prospectus supplement.

In this prospectus supplement and the accompanying prospectus, unless the context suggests otherwise, references to “Company”, “Diplomat”, “we”, “us”, “our” and similar words mean Diplomat Pharmacy, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement, of which this prospectus supplement and accompanying prospectus is a part of, on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits, amendments and schedules thereto. Statements contained in this prospectus supplement relating to the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we encourage you to read in its entirety the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Whenever this prospectus supplement refers to any contract, agreement or other document, you should refer to the exhibits that are a part of the registration statement for a copy of the contract, agreement or document. A copy of the registration statement, including the exhibits thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC; you may inspect these reports and other information without charge on that Internet website. The address of that site is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, we file and will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are and will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.diplomat.is. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Information contained on or that can be accessed through our website or the SEC’s website that is not specifically described under “Incorporation of Certain Documents by Reference” is not incorporated into this prospectus supplement and is not a part of this prospectus supplement, the accompanying prospectus or any post-effective amendment, and the inclusion of such website addresses in this prospectus supplement is an inactive textual reference only. You should not rely on any such information in making your decision whether to purchase our common stock in this offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference in this prospectus supplement the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for any reports or portions of reports that are furnished to the SEC, prior to the termination of this offering.  This means that we can disclose important information to you by referring you to these documents.  The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement until the completion of the offering covered by this prospectus supplement:

•                                          our annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 1, 2018;

•                                          our current reports on Form 8-K or 8-K/A filed with the SEC on January 5, 2018, March 7, 2018, and March 29, 2018; and

•                                          the description of the common stock included in our registration statement on Form S-1/A (File No. 333-197224) filed with the SEC on October 3, 2014 and declared effective October 9, 2014, as filed with the SEC pursuant to the Securities Act, under the caption “Description of Capital Stock” and incorporated by reference into our registration statement on Form 8-A filed with the SEC on October 3, 2014 pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Copies of all documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus supplement, to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request.  Requests should be directed to Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw St., Flint, MI 48507, telephone: (888) 720-4450.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus contain or incorporate by reference various “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  You can identify these forward-looking statements by our use of the words “believe,” “anticipate,” “plan,” “expect,” “may,” “might,” “should,” “will,” “intend,” “estimate” and similar expressions, whether in the negative or affirmative.  These forward-looking statements represent our expectations or beliefs concerning future events, plans, strategies, intentions, expectations, objectives, goals or prospects.

We caution that although forward-looking statements reflect our good faith belief and reasonable judgment based upon current information, these statements are qualified by important factors that could cause actual results to differ materially from those forecasted or indicated by such forward-looking statements.  These risks and uncertainties include: our ability to adapt to changes or trends within the specialty pharmacy industry; significant and increasing pricing pressure from third-party payors, including any reductions in reimbursement rates; competition within the prescription benefit management marketplace, and an inability to effectively differentiate our products and services from those of our competitors; the amount of direct and indirect remuneration fees, as well as the timing of assessing such fees and the methodology used to calculate such fees; our relationships with key pharmaceutical manufacturers; revenue concentration of the top specialty drugs we dispense; bad publicity about, or market withdrawal of, specialty drugs we dispense; a significant increase in competition from a variety of companies in the health care industry; our ability to expand the number of specialty drugs we dispense and related services; declining gross margins in the  prescription benefit management industry; client losses and/or the failure to win new business; significant changes occurring within the pharmacy provider marketplace or arising with respect to our pharmacy networks, including the loss of or adverse change in our relationship with one or more key pharmacy providers; our ability to effectively execute our acquisition strategy or successfully integrate acquired businesses, including difficulty, cost and time spent integrating acquired companies or a failure to realize anticipated benefits; CEO succession planning; fluctuations in operating results; maintaining existing patients; increasing consolidation in the healthcare industry; managing our growth effectively; our ability to drive volume through a refreshed marketing strategy in traditional specialty pharmacy; our capability to penetrate the fragmented infusion market;  the success of our strategy in the pharmacy benefit manager space; the ability to advance our specialty footprint by deepening our relationship with manufacturers through critical service solutions; our ability to maintain relationships with a specified wholesaler and two pharmaceutical manufacturers or other pharmaceutical manufacturers that become material to our business over time; security breaches or other failures or disruptions of our information technology and security systems, and significant costs required to oversee, maintain and improve such systems; relationships with clinical experts and key thought leaders at physician groups and universities within the United States of America; disruptions at our facilities related to failures in infrastructure or catastrophic events; dependence on our senior management and key employees, and effective succession planning and managing recent turnover among key employees; loss of management personnel and other key employees due to uncertainties related to acquisitions;  primary reliance on a single shipping provider; debt service obligations; supply disruption of any of the specialty drugs we dispense; reductions of research, development and marketing of specialty drugs; adverse impacts from environmental regulations, and health and safety laws and regulations, applicable to our business.  Furthermore, we have included important factors in the cautionary statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, particularly under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017, and in subsequent reports filed with the SEC that we believe could cause our actual results to differ materially from the forward-looking statements that we make.

The forward-looking statements included in this prospectus supplement and accompanying prospectus are made as of the date hereof or thereof or earlier date specified herein or therein, except those forward-looking statements made in documents incorporated by reference herein or therein, which are made as of the date hereof or thereof or as otherwise specified in such documents.  Except as required by law, we do not undertake any obligation to update our forward-looking statements or the risk factors contained in this prospectus supplement and the accompanying prospectus to reflect new information or future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary describes aspects of our business, our common stock and the offering, but it does not contain all of the information that you should consider in making your investment decision. You should carefully read all of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the “Risk Factors” section beginning on page S-6 of this prospectus supplement, the risk factors in the accompanying prospectus and in our periodic reports filed from time to time with the SEC and our financial statements and related notes which are incorporated herein, along with all of the information contained in any related free writing prospectus we authorized, before making an investment decision.

About Us

We are the largest independent provider of specialty pharmacy services in the United States of America. We are focused on improving the lives of patients with complex chronic diseases while delivering unique solutions for manufacturers, hospitals, payers and providers. Our patient-centric approach positions us at the center of the healthcare continuum for the treatment of complex chronic diseases. We offer a broad range of innovative solutions to address the dispensing, delivery, dosing, and reimbursement of clinically intensive, high-cost specialty drugs, and a wide range of applications and pharmacy benefit management services designed to help our customers reduce the cost and manage the complexity of their prescription drug programs.

Diplomat opened its doors in 1975 as a neighborhood pharmacy with one essential tenet: “Take good care of patients and the rest falls into place.” Today, that tradition continues—always focused on improving patient care and clinical adherence. For more information, visit diplomat.is.

We were incorporated in 1975. Our principal executive offices are located at 4100 S. Saginaw St., Flint, MI 48507, and our telephone number is (888) 720-4450.

If you want to find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

The Offering

The summary below describes the principal terms of the offering. Certain of the terms and conditions described below are subject to important limitations and exceptions. See “Description of Securities Being Offered” in the accompanying prospectus for additional information regarding our common stock.

Shares offered by the selling shareholders	4,113,188 shares of our common stock may be offered from time to time

Shares outstanding as of April 3, 2018	74,082,257 shares of our common stock

Use of proceeds	All common stock sold pursuant to this prospectus supplement will be sold by the selling shareholders and they will receive all proceeds therefrom. We will not receive any proceeds from such sales.

Dividend policy

We expect to retain all future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.”

Risk factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and any risk factors set forth in the accompanying prospectus for a discussion of the risks and uncertainties you should carefully read and consider before deciding to invest in our common stock.

Listing	Our common stock is listed on the New York Stock Exchange under the symbol “DPLO.”

RISK FACTORS

Investments in our common stock involve a high degree of risk. Before investing in our securities, you should carefully consider the risks and uncertainties described in our reports we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference herein, particularly under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017, as updated by our subsequent filings under the Exchange Act that are incorporated by reference herein, including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments thereof, as well as such information set forth in this prospectus supplement and the accompanying prospectus and any other information incorporated by reference herein or therein.

Risks Related to this Offering and Ownership of Our Common Stock

The price of our common stock has been and may continue to be volatile, and you could lose all or part of your investment.

The trading price of our common stock has been and may continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control.  Since our initial public offering in October 2014, our common stock has traded between $12.50 per share and $51.31 per share.  The significant fluctuations in the trading price could cause you to lose all or part of your investment in our common stock. The market price of our common stock may continue to fluctuate significantly in the future in response to a number of factors, a significant portion of which we cannot control, including:

•                                          market conditions or trends in the pharmaceutical industry, the healthcare industry in general, or in the economy as a whole;

•                                          actions by existing or future competitors;

•                                          actual or anticipated growth rates relative to our competitors;

•                                          the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

•                                          economic, legal and regulatory factors unrelated to our performance;

•                                          any future guidance we may provide to the public, any changes in such guidance or any difference between our guidance and actual results;

•                                          changes in financial estimates or recommendations by any securities analysts who follow our common stock;

•                                          speculation by the press or investment community regarding our business;

•                                          litigation;

•                                          changes in key personnel; and

•                                          future sales of our common stock by our officers, directors and significant shareholders.

During periods of significant market volatility for a company, it is more common for shareholders to institute securities class action litigation and derivative litigation. We are currently involved in securities class action litigation and a shareholder derivative lawsuit, and we may incur substantial costs and our resources and the attention of management could be diverted from our business as a result.

We do not expect to pay any cash dividends for the foreseeable future and, consequently, for those who purchase our common stock, the only opportunity to achieve a return on your investment is if the price of our common stock appreciates.

We do not anticipate that we will pay any cash dividend on shares of our common stock for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon results of operations, financial performance and condition, capital requirements, contractual restrictions under our credit facility and other debt agreements (including specific restrictive covenants), restrictions imposed by applicable law and other factors that our board of directors deems relevant. Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

Future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

As of  April 3, 2018, assuming no exercise of our outstanding stock options, we have 74,082,257 shares of common stock outstanding (including the 4,113,188 shares of common stock that may be offered hereby from time to time).

In addition to any restrictions under applicable law, each selling shareholder entered into a subscription agreement which restricts the holder from selling or otherwise transferring (subject to limited exceptions) our common stock acquired pursuant to the LDI acquisition as follows: no sales or transfers prior to March 20, 2018; sales or transfers of up to 50 percent of such holder’s common stock between March 20, 2018 and June 20, 2018; and no restrictions after June 20, 2018.  A significant number of shares of our common stock covered by this prospectus supplement may be sold following the end of the foregoing restrictions.

Such sales of our common stock could have the effect of depressing the market price for our common stock. The market price of our common stock could decline significantly as a result of sales of a large number of shares of our common stock in the market. These sales, or the perception that these sales might occur, could cause the market price of our common stock to decline. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

In addition, in the future, we may issue shares of our common stock in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our common stock, which would dilute the holdings of existing shareholders. For example, since our initial public offering in October 2014, we have issued 11,814,706 shares in connection with our investments and acquisitions.

If securities or industry analysts publish unfavorable research about our business or cease coverage of the Company, our stock price and trading volume could decline.

The trading market for our common stock has been and continues to be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if our operating results do not meet the expectations of the investor community, one or more of the analysts who cover our Company may adversely change their recommendations regarding our Company, and our stock price could decline.

If we cannot satisfy or continue to satisfy the continued listing requirements of the New York Stock Exchange, our common stock may be delisted, which would negatively impact the price of our common stock and your ability to sell our common stock.

Our common stock is listed on the New York Stock Exchange. If we are unable to comply with the continued listing requirements of the New York Stock Exchange, we could be delisted from and face significant consequences, including:

•                                          limited availability for market quotations for our common stock;

•                                          reduced liquidity with respect to our common stock;

•                                          limited amount of news and analyst coverage; and

•                                          a decreased ability to issue additional securities or obtain additional financing in the future.

USE OF PROCEEDS

All common stock to be offered and sold pursuant to this prospectus supplement will be offered and sold by the selling shareholders, and all proceeds from any sales will be solely for the accounts of the selling shareholders.  We will not receive any of the proceeds from such sales.

The selling shareholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares due to brokers or dealers.  We will bear all costs, expenses and fees in connection with the registration of the shares of common stock covered by this prospectus supplement.

DIVIDEND POLICY

We do not currently anticipate paying any dividends to our shareholders in the foreseeable future. We currently expect to retain all future earnings, if any, for use in the operation and expansion of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon results of operations, financial performance and condition, capital requirements, restrictions imposed by applicable law, other factors our board of directors deems relevant and contractual restrictions under our credit facility and other debt agreements. As a result, capital appreciation, if any, of our common stock will be your sole source of gain from your purchase of our common stock for the foreseeable future.

SELLING SHAREHOLDERS

The shares of our common stock that may be resold by the selling shareholders pursuant to this prospectus supplement were issued and sold as partial consideration for our acquisition of LDI on December 20, 2017 and we are required to register the resale of such shares of common stock pursuant to the terms of such acquisition.  In addition to any restrictions under applicable law, each selling shareholder entered into a subscription agreement which restricts the holder from selling or otherwise transferring (subject to limited exceptions) our common stock acquired pursuant to the LDI acquisition as follows: no sales or transfers prior to March 20, 2018; sales or transfers of up to 50 percent of such holder’s common stock between March 20, 2018 and June 20, 2018; and no restrictions after June 20, 2018.

This prospectus supplement covers the offer and sale by the selling shareholders of up to an aggregate of 4,113,188 shares of our common stock. When we refer to the “selling shareholders” in this prospectus supplement, we mean the persons listed in the table below. The table sets forth, to our knowledge, certain information regarding the selling shareholders as of April 3, 2018 based on information furnished to us by the selling shareholders. The selling shareholders may, at any time and from time to time, offer and sell pursuant to this prospectus supplement any or all of the common stock set forth below in any type of transaction, as more fully described in “Plan of Distribution.”  However, the registration of these shares does not necessarily mean the selling shareholders will offer or sell any of the shares registered under this prospectus supplement or otherwise.

No selling shareholder has had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years, except Albert Thigpen, Vice President; President and Chief Operating Officer, PBM Division; Stephanie Ellerman, Senior Vice President, Analytics and Consultative Services;

Ziad Rubaie, Senior Vice President, Sales; Janice Forsyth, General Counsel, PBM Division; Leonard S. Dino, Jr., formerly, Chief Executive Officer, Leehar Distributors, LLC; David Byrne, formerly, Chief Financial Officer, Leehar Distributors, LLC; Bruce Lyons, former member of board of managers LDI Holding Company, LLC. In addition, based on information provided to us, none of the selling shareholders that are affiliates of broker-dealers, if any, purchased the shares of our common stock outside the ordinary course of business or, at the time of their acquisition of such shares, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares.

The following table sets forth information regarding beneficial ownership of our common stock as of April 3, 2018, by each selling shareholder. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 3, 2018 are deemed to be outstanding and beneficially owned by the person holding the options. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage ownership of the person holding such options but are not outstanding for computing the percentage of any other person.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. Information concerning the selling shareholders may change from time to time, including in transactions that are not subject to this prospectus supplement, and any changed information will be set forth in supplements to this prospectus supplement to the extent required.

	Shares of Common Stock Owned Before this Offering		Shares	Shares of Common Stock Owned After this Offering
Name	Number	Percent	Offered	Number	Percent
Albert Thigpen	84,614	*	84,614	—	—
Ally Commercial Finance LLC	18,990	*	18,990	—	—
Bruce C. Lyons	12,163	*	12,163	—	—
Christopher Price	27,603	*	27,603	—	—
David Michael Byrne	41,404	*	41,404	—	—
Edward Kennedy, Jr.	6,285	*	6,285	—
James Smith	24,157	*	24,157	—	—
Janice C. Forsyth T.O.D. to Trustee(s) of the Janice C. Forsyth Revocable Living Trust U/A February 21, 2011, as amended or restated thereafter (1)	13,801	*	13,801	—	—
Leehar Distributors, Inc.	678,564	*	678,564	—	—
Leonard S. Dino (2)	110,411	*	110,411	—	—
Madison Capital Co-Investment Fund LP (Series 2016) (3)	12,660	*	12,660	—	—
MetLife Private Equity Holdings, LLC	25,320	*	25,320	—	—
Nautic Capital VIII, L.P. (4)	17,919	*	17,919	—	—
Nautic Partners VII, L.P. (4)	445,252	*	445,252	—	—
Nautic Partners VII-A, L.P. (4)	314,335	*	314,335	—	—
Nautic Partners VIII, L.P. (4)	1,040,037	1.4	1,040,037	—	—
Nautic Partners VIII-A, L.P. (4)	385,258	*	385,258	—	—
Oak HC/FT Partners, L.P.	773,890	1.0	773,890	—	—
Stephanie Ellerman T.O.D. the Trustees of the Revocable Trust of Stephanie Ellerman dated December 7, 2017 as may be amended	41,404	*	41,404	—	—
Teachers Insurance and Annuity Association of America	25,320	*	25,320	—	—

Ziad Rubaie	13,801	*	13,801	—	—

*Less than 1%

(1)  Shares are held by the selling shareholder as a co-fiduciary with William F. Forsyth, co-trustee of the Janice C. Forsyth Revocable Living Trust U/A Feb 21, 2011, as amended or restated thereafter

(2)  The selling shareholder may be deemed a beneficial owner of 50% of the shares held by Leehar Distributors, Inc., a selling shareholder, which shares are not included herein to prevent duplication.

(3)  Shares are held jointly by the selling shareholder with its general partner, MCF Co-Investment GP LLP, its general partner, MCF Co-Investment GP LLC, its sole member, Madison Capital Funding LLC and ultimately MCF’s Investment Committee, which includes, Hugh Wade, CEO; Chris Taylor, Managing Director; Paul Hicks, Chief Credit Officer; Jenn Cotton, Chief Underwriting Officer; Ashish Shah, Managing Director; Robert Douglass, Managing Director.

(4)  The selling shareholder is party to a pledge agreement with Bank of America, N.A. with respect to all shares in connection with certain hedging transactions.

PLAN OF DISTRIBUTION

We are registering the common stock issued to the selling shareholders to permit the resale of the common stock by such holders from time to time after the date of this prospectus supplement.  There can be no assurance that any selling shareholder will sell any or all of the common stock registered pursuant to the registration statement, of which this prospectus supplement forms a part.

The selling shareholders may sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling shareholders may use any one or more of the following methods when selling the common stock:

•                                          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                                          block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                                          an exchange distribution in accordance with the rules of the applicable exchange;

•                                          privately negotiated transactions;

•                                          settlement of short sales entered into after the effective date of the registration statement of which this prospectus supplement is a part;

•                                          broker-dealers may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share;

•                                          through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•                                          a combination of any such methods of sale; and

•                                          any other method permitted pursuant to applicable law.

The selling shareholders also may resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus supplement, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effect such transactions by selling the common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a separate prospectus supplement, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440 of the Financial Industry Regulatory Authority (“FINRA”); and in the case of a principal transaction a markup or markdown in compliance with FINRA’s NASD IM-2440.

In connection with sales of the common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging in positions they assume. The selling shareholders may also sell the common stock short and the selling shareholders may deliver the common stock covered by this prospectus supplement to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge our common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus supplement or any amendment to the prospectus, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus supplement. The selling shareholders also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

The selling shareholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares of common stock covered by this prospectus supplement. At any time a particular offer of the shares of common stock covered by this prospectus supplement is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of common stock covered by this prospectus supplement being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement to the registration statement of which this prospectus supplement is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus supplement.

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby and certain legal matters in connection with this offering will be passed upon for Diplomat Pharmacy, Inc. by Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan.

EXPERTS

The consolidated financial statements of Diplomat Pharmacy, Inc. as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 and the consolidated financial statements of LDI Holding Company, LLC (formerly Leehar Distributors, Inc.) as of December 31, 2016 (successor) and 2015 (predecessor) and for the periods from August 17, 2016 to December 31, 2016 (successor), and January 1, 2016 to October 31, 2016 (predecessor), and the years ended December 31, 2015 and 2014 (predecessor)  incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Diplomat Pharmacy, Inc.

Common Stock

From time to time shares of our common stock, without par value, may be offered by Diplomat Pharmacy, Inc. or by selling shareholders on terms to be determined at the time of the offering.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “DPLO.” We will make applications to list any shares of common stock sold by us pursuant to a supplement to this prospectus on NYSE.

Our common stock may be offered at prices and on terms to be set forth in the applicable prospectus supplement.

The securities offered by this prospectus may be offered on a delayed or continuous basis and offered directly, through agents designated from time to time by us or selling shareholders, or to or through underwriters or dealers.  If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  None of the securities offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Each prospectus supplement will also contain information, where applicable, about United States federal income tax considerations and any legend or statement required by state law or the Securities and Exchange Commission.

You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of the securities.

Investing in our securities involves risks.  Please read carefully the section entitled “Risk Factors” beginning on page 3 of this prospectus, and any risk factors set forth in the accompanying prospectus supplement, and in the documents incorporated by reference into this prospectus and the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April 6, 2018.

We have not authorized any underwriter, broker, dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the applicable prospectus supplement or any free-writing prospectus that we may authorize to be delivered to you.  We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you.  This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  The information contained in this prospectus and any prospectus supplement is accurate only as of the dates on their respective covers.  Our business, financial condition, results of operations and prospects may have changed since those dates. When we deliver this prospectus and/or a prospectus supplement or make a sale pursuant to this prospectus and/or a prospectus supplement, we are not implying that the information is current as of the date of the delivery or sale.

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References in this prospectus to “Diplomat,” the “Company,” “we,” “us,” and “our” refer to Diplomat Pharmacy, Inc. and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).  Under the automatic shelf registration process, over time, shares of common stock, without par value, may be sold by us or selling shareholders.

This prospectus provides you with a general description of the common stock we or selling shareholders may offer.  Each time securities are sold pursuant to this prospectus, we will describe, in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of shares of common stock offered.  In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.  Accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such offering.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, or by any other method as may then be permitted under applicable law, rules or regulations.

You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before considering an investment in the securities offered by that prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement, of which this prospectus is a part of, on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits, amendments and schedules thereto. Statements contained in this prospectus relating to the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we encourage you to read in its entirety the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Whenever this prospectus refers to any contract, agreement or other document, you should refer to the exhibits that are a part of the registration statement for a copy of the contract, agreement or document. A copy of the registration statement, including the exhibits thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC; you may inspect these reports and other information without charge on that Internet website. The address of that site is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, we file and will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are and will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.diplomat.is. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Information contained on or that can be accessed through our website or the SEC’s website that is not specifically described under “Incorporation of Certain Documents by Reference” is not incorporated into this prospectus and is not a part of this prospectus, any post-effective amendment or any applicable prospectus supplement, and the inclusion of such website addresses in this prospectus is an inactive textual reference only. You should not rely on any such information in making your decision whether to purchase our common stock in this offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference in this prospectus the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (except for any reports or portions of reports that are furnished to the SEC) prior to the termination of this offering.  This means that we can disclose important information to you by referring you to these documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus:

•                                          our annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 1, 2018;

•                                          our current reports on Form 8-K or 8-K/A filed with the SEC on January 5, 2018, March 7, 2018 and March 29, 2018; and

•                                          the description of the common stock included in our registration statement on Form S-1/A (File No. 333-197224) filed with the SEC on October 3, 2014 and declared effective October 9, 2014, as filed with the SEC pursuant to the Securities Act, under the caption “Description of Capital Stock” and incorporated by reference into our  registration statement on Form 8-A filed with the SEC on October 3, 2014 pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Copies of all documents which are incorporated by reference in this prospectus and the applicable prospectus supplement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus or the applicable prospectus supplement is delivered, upon written or oral request.  Requests should be directed to Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw St., Flint, MI 48507, telephone: (888) 720-4450.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference various “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  You can identify these forward-looking statements by our use of the words “believe,” “anticipate,” “plan,” “expect,” “may,” “might,” “should,” “will,” “intend,” “estimate” and similar expressions, whether in the negative or affirmative.  These forward-looking statements represent our expectations or beliefs concerning future events, plans, strategies, intentions, expectations, objectives, goals or prospects.

We caution that although forward-looking statements reflect our good faith belief and reasonable judgment based upon current information, these statements are qualified by important factors that could cause actual results to differ materially from those forecasted or indicated by such forward-looking statements.  These risks and uncertainties include: our ability to adapt to changes or trends within the specialty pharmacy industry; significant and increasing pricing pressure from third-party payors, including any reductions in reimbursement rates; competition within the prescription benefit management marketplace, and an inability to effectively differentiate our products and services from those of our competitors; the amount of direct and indirect remuneration fees, as well as the timing of assessing such fees and the methodology used to calculate such fees; our relationships with key pharmaceutical manufacturers; revenue concentration of the top specialty drugs we dispense; bad publicity about, or market withdrawal of, specialty drugs we dispense; a significant increase in competition from a variety of companies in the health care industry; our ability to expand the number of specialty drugs we dispense and related services; declining gross margins in the  prescription benefit management industry; client losses and/or the failure to win new business; significant changes occurring within the pharmacy provider marketplace or arising with respect to our pharmacy networks, including the loss of or adverse change in our relationship with one or more key pharmacy providers; our ability to effectively execute our acquisition strategy or successfully integrate acquired businesses, including difficulty, cost and time spent integrating acquired companies or a failure to realize anticipated benefits; CEO succession planning; fluctuations in operating results; maintaining existing patients; increasing consolidation in the healthcare industry; managing our growth effectively; our ability to drive volume through a refreshed marketing strategy in traditional specialty pharmacy; our capability to penetrate the fragmented infusion market;  the success of our strategy in the pharmacy benefit manager space; the ability to advance our specialty footprint by deepening our relationship with manufacturers through critical service solutions; our ability to maintain relationships with a specified wholesaler and two pharmaceutical manufacturers or other pharmaceutical manufacturers that become material to our business over time; security breaches or other failures or disruptions of our information technology and security systems, and significant costs required to oversee, maintain and improve such systems; relationships with clinical experts and key thought leaders at physician groups and universities within the United States of America; disruptions at our facilities related to failures in infrastructure or catastrophic events; dependence on our senior management and key employees, and effective succession planning and managing recent turnover among key employees; loss of management personnel and other key employees due to uncertainties related to acquisitions;  primary reliance on a single shipping provider; debt service obligations; supply disruption of any of the specialty drugs we dispense; reductions of research, development and marketing of specialty drugs; adverse impacts from environmental regulations, and health and safety laws and regulations, applicable to our business.  Furthermore, we have included important factors in the cautionary statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, particularly under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017, and in subsequent reports filed with the SEC that we believe could cause our actual results to differ materially from the forward-looking statements that we make.

The forward-looking statements included in this report are made as of the date hereof or the earlier date specified herein, except those forward-looking statements made in documents incorporated by reference herein which are made as of the date thereof or as otherwise specified in such documents.  Except as required by law, we do not undertake any obligation to update our forward-looking statements or the risk factors contained in this prospectus to reflect new information or future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this prospectus.

ABOUT US

We are the largest independent provider of specialty pharmacy services in the United States of America. We are focused on improving the lives of patients with complex chronic diseases while delivering unique solutions for manufacturers, hospitals, payers and providers. Our patient-centric approach positions us at the center of the healthcare continuum for the treatment of complex chronic diseases. We offer a broad range of innovative solutions to address the dispensing, delivery, dosing, and reimbursement of clinically intensive, high-cost specialty drugs, and a wide range of applications and pharmacy benefit management services designed to help our customers reduce the cost and manage the complexity of their prescription drug programs.  Diplomat opened its doors in 1975 as a neighborhood pharmacy with one essential tenet: “Take good care of patients and the rest falls into place.” Today, that tradition continues—always focused on improving patient care and clinical adherence. For more information, visit diplomat.is.

We were incorporated in 1975.  Our principal executive offices are located at 4100 S. Saginaw St., Flint, MI 48507, and our telephone number is (888) 720-4450.

If you want to find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

RISK FACTORS

Before investing in our securities, you should carefully consider the risks and uncertainties described in our reports we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference herein, particularly under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017, as well as such information set forth in this prospectus and any applicable prospectus supplement and any other information incorporated by reference.

USE OF PROCEEDS

The prospectus supplement of a particular offering will identify the use of proceeds for the offering.

SELLING SHAREHOLDERS

An indeterminate number of shares of our common stock may be sold by selling shareholders to be identified in future supplements to this prospectus.

DESCRIPTION OF SECURITIES BEING OFFERED

Authorized Stock

The third amended and restated articles of incorporation of Diplomat Pharmacy, Inc. as in effect on the date of this prospectus (the “articles of incorporation”) authorize the issuance of up to 600,000,000 shares of our capital stock, including 590,000,000 shares of common stock, without par value, and 10,000,000 shares of preferred stock, undesignated. As of April 3, 2018, we had issued and outstanding 74,082,257 shares of common stock and no shares of preferred stock.

The authorized shares of our common stock and preferred stock in excess of those presently outstanding or specifically reserved are available for issuance at such times and for such purposes as our board of directors (the “Board”) may deem advisable without further action by our shareholders, except as may be required by applicable laws or regulations, including stock exchange rules.  These purposes may include stock dividends, stock splits, retirement of indebtedness, employee benefit programs, corporate business combinations, acquisitions of property or other corporate purposes.  Because the holders of our common stock do not have preemptive rights, the issuance of common stock, other than on a pro rata basis to all current shareholders, would reduce the current shareholders’ proportionate interests.  In any such event, however, shareholders wishing to maintain their interests may be able to do so through normal market purchases.  Any future issuance of our common stock will be subject to the rights of holders of any shares of preferred stock we may issue in the future.

Common Stock

Our articles of incorporation authorizes us to issue up to 590,000,000 shares of common stock.

Voting Rights.  Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of the shareholders, including the election of directors.  Our articles of incorporation and amended and restated bylaws (the “bylaws”) do not provide for cumulative voting rights.  As a result, the holders of a majority of the shares entitled to vote in any election of directors are able to elect all of the directors standing for election, if they should so choose.

Dividends.  Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by the Board out of legally available funds.

Rights Upon Liquidation.  In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Other Rights and Preferences.  Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.  The rights, preferences and privileges of our common stock are subject to, and may be adversely affected by, the rights, preferences and privileges of any series of preferred stock that we may issue in the future.

Fully Paid and Nonassessable.  All of our outstanding shares are, and when issued from time to time will be, duly authorized, validly issued, fully paid and nonassessable.

Transfer Agent and Registrar.  The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing on the New York Stock Exchange.  Our common stock is listed on the New York Stock Exchange under the symbol “DPLO.”

IMPORTANT PROVISIONS OF OUR GOVERNING DOCUMENTS AND MICHIGAN LAW

Limitation of Liability

Our articles of incorporation provide that, to the full extent permitted by the Michigan Business Corporation Act (as it may be amended from time to time, the “MBCA”), or any other applicable laws presently or hereafter in effect, no director of our Company will be personally liable to the Company or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company.  Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.  These provisions will not limit the liability of directors under federal securities laws. See “— Michigan Business Corporation Act” below.

Certain Anti-Takeover Matters

Our articles of incorporation and bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us, and therefore could adversely affect the market price of our common stock.  These provisions and certain provisions of the MBCA, which are summarized below, may also discourage coercive takeover practices and inadequate takeover bids, and are designed, in part, to encourage persons seeking to acquire control of us to negotiate first with the Board.  We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of potentially discouraging a proposal to acquire us.

Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain provisions that:

•                                          permit the Board to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may determine (including the right to approve an acquisition or other change in control);

•                                          provide that the authorized number of directors may be fixed only by the Board in accordance with our bylaws;

•                                          do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares entitled to vote in any election of directors to elect all of the directors standing for election);

•                                          divide the Board into three staggered classes;

•                                          provide that all vacancies and newly created directorships may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•                                          prohibit removal of directors without cause;

•                                          prohibit shareholders from calling special meetings of shareholders, subject to applicable law;

•                                          requires unanimous consent for shareholders to take action by written consent without approval of the action by the Board;

•                                          provide that shareholders seeking to present proposals before a meeting of shareholders or to nominate candidates for election as directors at a meeting of shareholders must provide advance notice in writing and also comply with specified requirements related to the form and content of a shareholder’s notice;

•                                          require at least 80% supermajority shareholder approval to alter, amend or repeal certain provisions of our articles of incorporation; and

•                                          require at least 80% supermajority shareholder approval in order for shareholders to adopt, amend or repeal our bylaws.

The provisions of our articles of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts.  These provisions might also have the effect of preventing changes in our management.  It is possible that these provisions could make it more difficult to accomplish transactions that our shareholders might otherwise deem to be in their best interests.

Michigan Business Corporation Act

We may also opt-in to the provisions of Chapter 7A of the MBCA.  In general, subject to certain exceptions, Chapter 7A of the MBCA prohibits a Michigan corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years following the date that such shareholder became an interested shareholder, unless: (i) prior to such date, the Board approved the business combination; or (ii) on or subsequent to such date, the business combination is approved by at least 90% of the votes of each class of the corporation’s stock entitled to vote and by at least two-thirds of such voting stock not held by the interested shareholder or such shareholder’s affiliates.  The MBCA defines a “business combination” to include certain mergers, consolidations, dispositions of assets or shares and recapitalizations.  An “interested shareholder” is defined by the MBCA to include a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation.  While the Board to date has not elected to opt-in to these provisions, any future decision to do so could have an anti-takeover effect.

PLAN OF DISTRIBUTION

The securities may be offered through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, will be identified in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Diplomat Pharmacy, Inc. as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 and the consolidated financial statements of LDI Holding Company, LLC (formerly Leehar Distributors, Inc.) as of December 31, 2016 (successor) and 2015 (predecessor) and for the periods from August 17, 2016 to December 31, 2016 (successor), and January 1, 2016 to October 31, 2016 (predecessor), and the years ended December 31, 2015 and 2014 (predecessor)  incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.